EXHIBIT 10.3
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         THIS AGREEMENT made as of the 22nd day of April, 1998 between:

         COMPTON PETROLEUM CORPORATION, a body corporate incorporated under the laws of the Province of Alberta (the "CORPORATION")

         and

         KIM DAVIES, of the City of Calgary in the Province of Alberta (the "EXECUTIVE").

WHEREAS:

A. The Corporation is engaged in the business of oil and gas exploration, development and production, and has engaged the services of the Executive; and

B. The Corporation and the Executive have agreed to enter into this Agreement, to set forth certain terms and conditions in respect of change of control of the Corporation (as hereinafter defined).

         NOW THEREFORE, in consideration of these premises and of the covenants and agreements hereinafter set forth and of other good and valuable consideration, the receipt and sufficiency of which is hereby irrevocably acknowledged, the parties hereto hereby agree as set forth below.

                                   ARTICLE 1

                                   DEFINITIONS

1.1 DEFINITIONS. In this Agreement, including the recitals hereto, unless otherwise stated or the context requires:

         (a) "AGREEMENT" means this agreement and all amendments as may be made from time to time;

         (b)      "CHANGE OF CONTROL" means any of the following events:

                  (i) the acquisition by a person, group of persons acting jointly or in concert, or persons associated or affiliated within the meaning of the BUSINESS CORPORATIONS ACT (Alberta) with any such person, group of persons or any of such persons acting jointly or in concert, of beneficial ownership of fifty percent (50%) or more of either:

                           (A) the common shares of the Corporation then outstanding; or


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                           (B)      the aggregate voting power of the voting
                                    securities of the Corporation then
                                    outstanding entitled to vote generally in the election of directors;

                  (ii) the Corporation sells more than 66 2/3% of its assets to any purchaser in circumstances where the purchaser intends to carry on all or part of the business carried on by the Corporation;

                  (iii) the approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation;

                  (iv) an amalgamation, consolidation, arrangement, or other similar transaction involving the Corporation; or

                  (v)      any combination of the above-mentioned events occurs.

                                   ARTICLE 2

                                CHANGE OF CONTROL

2.1      CHANGE OF CONTROL.

         (a) Should there be a Change of Control the Executive shall have the option within 90 days following the Change of Control, upon notice in writing provided to the Corporation, to elect to terminate the Executive employment. Should the Executive exercise such option, the Executive shall be entitled as compensation for loss of office, regardless of fault, to an amount equal to the aggregate of:

                  (i) The full amount of two (2) times the then current annual salary payable to the Executive;

                  (ii) Two (2) times the full amount of the Executive's last bonus, if any, received;

                  (iii) The full amount of two (2) times the then current annual value of the benefits to which the Executive is entitled pursuant to the Executive's terms of employment; and

                  (iv) All current amounts then owing or authorized for payment to the Executive.

         (b) If after the occurrence of the Change of Control and within one year thereafter, the Executive should for any reason, other than for just cause, be dismissed (constructively or not), from employment, in addition to any other right or remedy of the Executive, except rights or remedies in respect of wrongful dismissal or loss of office which are superseded



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                  hereby, the Executive shall be entitled to and the Corporation shall pay the Executive, as compensation for loss of office, an amount equal to the aggregate of:

                  (i) The full amount of two (2) times the then current annual salary payable to the Executive;

                  (ii) Two (2) times the full amount of the Executive's last bonus, if any, received;

                  (iii) The full amount of two (2) times the then current annual value of the benefits to which the Executive is entitled pursuant to the Executive's terms of employment; and

                  (iv) All current amounts then owing or authorized for payment to the Executive.

         (c) If the employment of Executive is terminated for any reason, other than for just cause, following a Change of Control, then the Corporation will provide the Executive, if requested by the Executive, with management termination counseling services of the Executive's choice, including offices and secretarial services, for a period, not to exceed six (6) months, to enable the Executive to locate alternative employment.

                                   ARTICLE 3

                                 CONFIDENTIALITY

3.1 NON-DISCLOSURE. The Executive acknowledges that during the Executive's employment with the Corporation, and as a fiduciary of the Corporation, the Executive will have access to certain confidential and proprietary information, the disclosure of which could be harmful to the interests of the Company. The Executive acknowledges and agrees that (i) the Executive has taken and will in future take appropriate precautions to safeguard the confidential information of the Corporation, (ii) all drawings, manuals, letters, notebooks, reports, records, computer disks and similar collections of confidential and proprietary information of the Corporation or copies thereof, are the property of the Corporation, (iii) the Executive will hold in strictest confidence and not use, disclose or divulge in any way to any person or entity any confidential information belonging to the Corporation, (iv) that such a breach by the Executive of the above confidentiality provisions would be a material breach of this Agreement and that such a breach would result in irreparable harm and that the Corporation shall therefore be entitled to injunctive relief, in addition to any other forms of relief in law or in equity which may be available to the Corporation, (v) the Executive shall defend, indemnify and hold the Corporation and its officers, directors, employees and agents harmless from and against any and all claims, liabilities, losses or damages resulting from a breach of this Agreement by Executive.


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3.2      LIMITATIONS ON NON-DISCLOSURE. Subsection 3.1 will not extend to any information which is, or becomes,

         (a) necessary for the Executive to disclose in order for the Executive to properly perform the Executive's duties and responsibilities as an Executive of the Corporation;

         (b) generally available to the public, other than by way of a breach of Section 3.1 hereof by the Executive; or

         (c)      information which must be disclosed by law.

                                   ARTICLE 4

                                OTHER PROVISIONS

4.1 RELATIONSHIP OF PARTIES. The relationship between the parties is that of employer-employee only, and nothing in this Agreement shall be construed as creating a partnership relationship between the parties hereto.

4.2 CHOICE OF LAW. This Agreement shall be governed by and construed in accordance with the laws of the Province of Alberta.

4.3 NOTICE. Any notice required or permitted to be given under this Agreement shall be in writing and may be delivered personally or by telex or telecopier, or by prepaid registered post addressed:

         (a) If to the Corporation, at the address of the Corporation's head office;

         (b) If to the Executive, at the Executive's address last known to the Employer,

or at such other address of which notice may be given by either of such parties. Any notice shall be deemed to have been received, if personally delivered or by telex or telecopier, on the date of delivery and, if mailed as aforesaid, then on the fourth business day after and excluding the day of mailing provided that no notice shall be mailed in the event of any, or any anticipated, postal service disruption.

4.4 CURRENCY. All references in this Agreement to dollars shall be to Canadian dollars.

4.5 REGULATORY APPROVALS. This Agreement is subject to such regulatory approvals as may be required.

4.6 SEVERABILITY. In the event that any provision of this Agreement is deemed void and invalid by a court of competent jurisdiction, the remaining provisions will be, and remain, in full force and effect.


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4.7      MODIFICATION. Any amendment or modification to this Agreement must be in writing and signed by the parties or it will be of no binding effect.

4.8 WAIVER. The waiver by either party of any breach or violation of any provision of this Agreement will not operate or be construed as a waiver of any subsequent breach or violation. No failure on the part of either party to exercise, and no delay in exercising, any right hereunder will operate as a waiver thereof, nor will any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

4.9 ASSIGNS. This Agreement will enure to the benefit of and will be binding on the parties and their respective successors, assigns, heirs and legal representatives, including a corporation or other business organization with which the Corporation may merge, consolidate or to which it may transfer all of its assets. Insofar as the Executive is concerned, this Agreement, being personal, may not be assigned by the Executive.

4.10 HEADINGS. The headings used in this Agreement are for convenience only and are not to be construed in any way as additions to or limitations of the covenants and agreements contained in it.

         IN WITNESS WHEREOF the parties have executed this Agreement as of the day and year first written above.

                                     COMPTON PETROLEUM CORPORATION

                                     Per: /s/ Ernest G. Sapieha
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                                     Per: /s/ Norman G. Knecht
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/s/ Ryan Roth                        /s/ Kim Davies
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WITNESS                              KIM DAVIES


Ryan Roth
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NAME